EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212234) of Energy Services of America Corporation of our report dated June 30, 2025, relating to the financial statements and supplemental schedules of the Energy Services of America Staff 401k Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2024.

/s/ Urish Popeck & Co., LLC
Pittsburgh, Pennsylvania
June 30, 2025
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